X-Square Series Trust N-1A/A

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 6, 2022, relating to the financial statement of X-Square Municipal Income Tax Free ETF, a series of X-Square Series Trust, as of September 30, 2022, and to the references to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

/s/ Cohen & Company, Ltd.

Cohen & Company, Ltd.
Cleveland, Ohio
February 14, 2023